Viatris Reports Strong Fourth Quarter and Full Year 2022 Financial Results
and Provides 2023 Financial Guidance
•Company Meets its 2022 Adjusted Guidance After Incorporating the Fourth Quarter Impact of the Biosimilars Transaction and Acquired IPR&D
•2023 Guidance Midpoint Reflects Revenue Growth Over 2022, Excluding Full-Year Impact of Biosimilars
•Reaffirms 2024 Phase 2 Outlook from November 7 Strategic Update
•Company Increases Return of Capital to Shareholders by Completing $250 Million in Share Repurchases
•Board of Directors Approves 2023 Dividend Policy of Forty-Eight Cents ($0.48) per Share and Declares First Quarter Dividend of Twelve Cents ($0.12) per Share
•Paid Down Debt of Approximately $3.3 Billion in 2022, Retiring $5.4 Billion of Debt Since 2021
•Remains on Track to Execute Planned Divestitures
PITTSBURGH – February 27, 2023 – Viatris Inc. (NASDAQ: VTRS) today reported strong results for the fourth quarter and full year 2022, meeting its adjusted guidance range for 2022 after incorporating the fourth quarter impact of the closing of the transaction pursuant to which the Company contributed its biosimilars portfolio to Biocon Biologics (the "Biosimilars Transaction") and acquired IPR&D.

Financial Impact of Completion of the Biosimilars Transaction and Acquired IPR&D
The 2022 financial guidance metrics were impacted by the Biosimilars Transaction and acquired IPR&D as follows:

(In millions)	2022 Guidance Ranges(1) (November 7, 2022)	Biosimilars Transaction	Acquired IPR&D	Adjusted 2022 Guidance Ranges(1)	2022 Results
Total Revenues	$16,200 - $16,700	$(86)	$—	$16,100 - $16,600	$16,263
Adjusted EBITDA	$5,800 - $6,200	$(31)	$(36)	$5,725 - $6,125	$5,777(2)
Free Cash Flow	$2,500 - $2,900	$(274)	$(36)	$2,200 - $2,600	$2,547(2)
___________
(1) Viatris did not provide forward-looking guidance for comparable U.S. GAAP net earnings (loss) or a quantitative reconciliation of its 2022 adjusted EBITDA guidance. U.S. GAAP net cash provided by operating activities was estimated to be between $3,100 million and $3,300 million (without adjustment for the Biosimilars Transaction). Please see "Non-GAAP Financial Measures" for additional information.

(2) 2022 reported U.S. GAAP net earnings was $2,079 million. 2022 reported U.S. GAAP net cash provided by operating activities was $2,953 million.

The Company's financial guidance ranges provided on November 7, 2022 for total revenues, adjusted EBITDA and free cash flow for the year ending December 31, 2022 did not include the impact of the closing of the Biosimilars Transaction and acquired IPR&D expenses. In conjunction with the November 29, 2022 closing of the Biosimilars Transaction, the Company is reporting $1.950 billion of cash proceeds in U.S. GAAP net cash provided by investing activities. The related taxes and associated transaction costs of $254 million have been reported in U.S. GAAP net cash provided by operating activities.

Also, beginning in 2022, upfront and milestone-related R&D expenses related to collaboration and licensing arrangements made prior to regulatory approval of a development product are no longer excluded from reported adjusted financial metrics. See "Certain Key Terms and Presentation Matters" below for further information.

Return of Capital to Shareholders
Viatris also announced that, on February 24, 2023, its Board of Directors approved a 2023 dividend policy of forty-eight cents ($0.48) per share and declared a quarterly dividend of twelve cents ($0.12) for each issued and outstanding share of the Company's common stock. The dividend is payable on March 17, 2023, to shareholders of record at the close of business on March 9, 2023.

Additionally, in January and February 2023, the Company repurchased approximately 21.2 million shares of common stock at a cost of approximately $250 million, as part of its previously announced $1 billion stock repurchase program that Viatris’ Board of Directors authorized.

Executive Commentary
Viatris CEO Michael Goettler said: “For Viatris, this is the eighth consecutive quarter of strong execution that has enabled us to continue to deliver on our Phase 1 commitments to build a solid foundation and set our company up for Phase 2. The execution of planned divestitures remains on track and we are confident in our expectation that 2024 and beyond will be a period of renewed growth for the company.”

Viatris President Rajiv Malik said: “We met our commitments in 2022 to advance the pipeline, integrate and capture synergies, and stabilize the base business. We believe we will continue to effectively manage our established brand business to drive stability of our base business in 2023 and position the company for growth. We are also excited with the advancement of key development programs across complex injectables, novel products, complex generics, as well as our Phase III-ready eye care pipeline.”

Viatris CFO Sanjeev Narula said: “Today we reported solid operational results which were in line with our expectations for 2022. We delivered on our financial commitments, which included the paydown of $3.3 billion of debt and the return of more than $580 million in dividends in 2022. We believe Viatris is in a very strong financial position to begin 2023. Despite all of the moving pieces and ongoing activities, we expect to deliver a solid 2023 and we remain confident in our outlook for 2024 and beyond. We expect to significantly increase the return of capital to shareholders in 2023 while continuing to pay down debt. We believe the actions we are taking to reshape the company are serving to strengthen the foundation and position us for long-term growth.”

2023 Financial Guidance
The Company is providing the following financial guidance metrics for fiscal year 2023.

The Company is not providing forward-looking guidance for U.S. GAAP net earnings (loss) or a quantitative reconciliation of its 2023 adjusted EBITDA guidance to the most directly comparable U.S. GAAP measure, U.S. GAAP net earnings (loss), because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items, including integration, acquisition and divestiture related expenses, restructuring expenses, asset impairments, litigation settlements, and other contingencies, such as changes to contingent consideration, acquired IPR&D and certain other gains or losses, as well as related income tax accounting, because certain of these items have not occurred, are out of the Company’s control and/or cannot be reasonably predicted without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. U.S. GAAP net cash provided by operating activities for 2023 is estimated to be between $2.8 billion and $3.1 billion, with a midpoint of approximately $2.95 billion.

(In billions)	2023 Guidance Range (2)	2023 Midpoint
Total Revenues	$15.5 - $16.0	$15.75
Adjusted EBITDA (1)	$5.0 - $5.4	$5.2
Free Cash Flow (1)	$2.3 - $2.7	$2.5
(1)    Non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information.
(2)    Includes the full year expected performance for the planned divestitures and excludes any potential related costs, such as taxes and transaction costs. Also excludes any acquired IPR&D for unsigned deals.

Conference Call and Earnings Materials
Viatris Inc. will host a conference call and live webcast, today at 8:30 a.m. ET, to review the Company’s fourth quarter and full year 2022 financial results, along with 2023 financial guidance. Investors and the general public are invited to listen to a live webcast of the call at investor.viatris.com or by calling 866.342.8591 or 203.518.9713 for international callers (Conference ID: VTRSQ422). The “Viatris Q4 and Full Year 2022 Earnings Presentation”, which will be referenced during the call, can be found at investor.viatris.com. A replay of the webcast also will be available on the website.

Financial Summary

	Three Months Ended
	December 31,
(Unaudited; in millions, except %s)	2022	2021	Reported Change	Operational Change (1)
Total Net Sales	$3,867.1	$4,331.3	(11)%	(2)%
Developed Markets	2,382.2	2,560.8	(7)%	—%
Emerging Markets	580.6	727.5	(20)%	(9)%
JANZ	398.5	539.2	(26)%	(14)%
Greater China	505.8	503.8	—%	10%

Net Sales by Product Category
Brands	$2,312.1	$2,611.9	(11)%	(2)%
Complex Gx and Biosimilars	247.6	348.4	(29)%	(26)%
Generics	1,307.4	1,371.0	(5)%	3%

U.S. GAAP Gross Profit	$1,274.1	$1,546.4	(18)%
U.S. GAAP Gross Margin	32.9%	35.6%
Adjusted Gross Profit (2)	$2,207.3	$2,458.7	(10)%
Adjusted Gross Margin (2)	56.9%	56.6%

U.S. GAAP Net Earnings (Loss)	$1,011.2	$(263.8)	nm
Adjusted Net Earnings (2) (3)	$823.0	$912.2	(10)%

EBITDA (2)	$2,485.8	$703.8	nm
Adjusted EBITDA (2) (3)	$1,210.6	$1,343.7	(10)%	(1)%

U.S. GAAP net cash provided by operating activities	$142.6	$523.1	nm
Capital expenditures	153.7	$197.4	(22)%
Free cash flow (2)	$(11.1)	$325.7	nm

	Year Ended
	December 31,
(Unaudited; in millions, except %s)	2022	2021	Reported Change	Operational Change (1)
Total Net Sales	$16,218.1	$17,813.6	(9)%	(2)%
Developed Markets	9,768.9	10,428.7	(6)%	—%
Emerging Markets	2,615.6	3,144.7	(17)%	(8)%
JANZ	1,632.4	2,027.4	(19)%	(8)%
Greater China	2,201.2	2,212.8	(1)%	3%

Net Sales by Product Category
Brands	$9,889.6	$10,841.3	(9)%	(1)%
Complex Gx and Biosimilars	1,313.4	1,342.1	(2)%	2%
Generics	5,015.1	5,630.2	(11)%	(5)%

U.S. GAAP Gross Profit	$6,497.0	$5,575.5	17%
U.S. GAAP Gross Margin	40.0%	31.2%
Adjusted Gross Profit (2)	$9,581.7	$10,499.1	(9)%
Adjusted Gross Margin (2)	58.9%	58.7%

U.S. GAAP Net Earnings (Loss)	$2,078.6	$(1,269.1)	nm
Adjusted Net Earnings (2) (3)	$4,077.1	$4,410.0	(8)%

EBITDA (2)	$6,433.2	$4,540.2	42%
Adjusted EBITDA (2) (3)	$5,776.8	$6,356.0	(9)%	(3)%

U.S. GAAP net cash provided by operating activities	$2,952.6	$3,016.9	(2)%
Capital expenditures	406.0	457.2	(11)%
Free cash flow (2)	$2,546.6	$2,559.7	(1)%
___________
(1)Represents operational change for net sales and adjusted EBITDA which excludes the impacts of foreign currency translation. See “Certain Key Terms and Presentation Matters” in this release for more information.
(2)Non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information.
(3)Refer to "Prior Period Presentation for Acquired IPR&D Impact" under "Certain Key Terms and Presentation Matters" section in this release for more information on updates to the non-GAAP financial measures.

Financial Highlights
•Fourth quarter 2022 net sales totaled $3.87 billion, down 2% on an operational basis compared to Q4 2021 results.
•Brands had strong performance across the portfolio, offset by seasonality in certain products in Europe.
•Complex generics performed in line with expectations while biosimilars were below expectations due to customer buying patterns. The Company has not recognized the results of the biosimilars business in its consolidated financial statements subsequent to the closing of the Biosimilars Transaction on November 29, 2022 and results for the quarter and year ended December 31, 2022 reflect a decrease of approximately $63.5 million related to the year over year impact of the sale. For the period from January 1, 2022 to November 29, 2022, total revenues relating to the biosimilars portfolio were approximately $611.5 million.
•Generics, which include diversified product forms such as extended-release oral solids, injectables, transdermals and topicals, performed in line with expectations, including solid performance across the broader North America portfolio.
•The Company generated approximately $133 million in new product revenues (as defined in "Certain Key Terms and Presentation Matters" below) in the fourth quarter (approximately $483 million for the year) primarily driven by lenalidomide in the U.S.
•The Company had U.S. GAAP net cash provided by operating activities of $143 million and negative free cash flow of $11 million in the quarter. The Company had U.S. GAAP net cash provided by operating activities of $2.95 billion and generated $2.55 billion of free cash flow for the year. Amounts include the negative impact of acquired IPR&D of $36 million and the deal-related expenses associated with the closing of the Biosimilars Transaction of $254 million.

•The Company paid down approximately $1.2 billion in debt in the fourth quarter (approximately $3.3 billion for the year), exceeding our 2022 target. The Company remains committed to maintaining its investment grade credit rating.

Certain Key Terms and Presentation Matters
New product sales, new product launches or new product revenues: Refers to revenue from new products launched in 2022 and the carryover impact of new products, including business development, launched within the last twelve months.
Operational change: Refers to constant currency percentage change and is derived by translating amounts for the current period at prior year comparative period exchange rates, and in doing so shows the percentage change from 2022 constant currency net sales, revenues and adjusted EBITDA to the corresponding amount in the prior year.

SG&A and R&D TSA reimbursement: Expenses related to TSA services provided to Biocon Biologics are recorded in their respective functional line item; however, reimbursement of those expenses plus the mark-up is included in other (income) expense, net. For comparability purposes, amounts related to the cost reimbursement are reclassified to adjusted SG&A and adjusted R&D. This reclassification has no impact on adjusted net earnings or adjusted EBITDA.

Prior period presentation for acquired IPR&D impact: Beginning in 2022, upfront and milestone-related R&D expenses related to collaboration and licensing arrangements made prior to regulatory approval of a development product were reclassified from R&D expenses to acquired IPR&D expenses in the consolidated statements of operations, and are no longer excluded from adjusted net earnings and adjusted EBITDA. For purposes of comparability, the prior years’ U.S. GAAP and non-GAAP financial measures for the three months and year ended December 31, 2021 have been updated to reflect this change, resulting in: (i) a decrease in U.S. GAAP R&D expense and an increase in U.S. GAAP acquired IPR&D expense of $72.1 million and $70.1 million, respectively; (ii) a decrease in adjusted earnings from operations and adjusted earnings before income tax and an increase in adjusted total operating expenses of $72.1 million and $70.1 million, respectively; (iii) a decrease in adjusted tax expense and adjusted income tax provision of $12.6 million and $12.3 million, respectively; and (iv) a decrease in adjusted net earnings of $59.5 million and $57.8 million, respectively.

Non-GAAP Financial Measures
This press release includes the presentation and discussion of certain financial information that differs from what is reported under accounting principles generally accepted in the United States ("U.S. GAAP"). These non-GAAP financial measures, including, but not limited to, adjusted gross profit, adjusted gross margins, adjusted net earnings, EBITDA, adjusted EBITDA, free cash flow, adjusted R&D and as a % of total revenues, adjusted SG&A and as a % of total revenues, adjusted earnings from operations, adjusted interest expense, adjusted other income, net, adjusted effective tax rate, adjusted total revenues excluding biosimilars, constant currency total revenues, constant currency net sales and constant currency adjusted EBITDA are presented in order to supplement investors' and other readers' understanding and assessment of the financial performance of Viatris Inc. ("Viatris" or the "Company"). Free cash flow refers to U.S. GAAP net cash provided by operating activities, less capital expenditures. Management uses these measures internally for forecasting, budgeting, measuring its operating performance, and incentive-based awards. Primarily due to acquisitions and other significant events which may impact comparability of our periodic operating results, Viatris believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results was limited to financial measures prepared only in accordance with U.S. GAAP. We believe that non-GAAP financial measures are useful supplemental information for our investors and when considered together with our U.S. GAAP financial measures and the reconciliation to the most directly comparable U.S. GAAP financial measure, provide a more complete understanding of the factors and trends affecting our operations. The financial performance of the Company is measured by senior management, in part, using adjusted metrics included herein, along with other performance metrics. In addition, the Company believes that including EBITDA and supplemental adjustments applied in presenting adjusted EBITDA is appropriate to provide additional information to investors to demonstrate the Company's ability to comply with financial debt covenants and assess the Company's ability to incur additional indebtedness. The Company also believes that adjusted EBITDA better focuses management on the Company's underlying operational results and true business performance and is used, in part, for management's incentive compensation. We also report sales performance using the non-GAAP financial measures of "constant currency", also referred to herein as "operational change", total revenues, net sales and adjusted EBITDA. These measures provide information on the change in total revenues, net sales and adjusted EBITDA assuming that foreign currency exchange rates had not changed between the prior and current period. The comparisons presented at constant currency rates reflect comparative local currency sales at the prior year's foreign exchange rates. We routinely evaluate our net sales, total revenues and adjusted EBITDA performance at constant currency so that sales results can be viewed without the impact of foreign currency exchange rates, thereby facilitating a period-to-period comparison of our operational activities and believe that this presentation also provides useful information to investors for the same reason. The "Summary of Total Revenues by Segment" table below compares net sales on an actual and constant currency basis for each reportable segment for the three and twelve months ended December 31, 2022 and 2021 as well as for total revenues. Also, set forth below, Viatris has provided reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth below, and investors and other readers should consider non-GAAP measures only as supplements to, not as substitutes for or as superior measures to, the measures of financial performance prepared in accordance with U.S. GAAP. For additional information regarding the components and uses of Non-GAAP financial measures, refer to Management's Discussion and Analysis of Financial Condition and Results of Operations--Use of Non-GAAP Financial Measures section of Viatris’ Annual Report on Form 10-K for the year ended December 31, 2022.

With respect to the guidance ranges as provided on November 7, 2022, at that time the Company was not providing forward-looking guidance for U.S. GAAP net earnings (loss) or a quantitative reconciliation of its 2022 adjusted EBITDA guidance to the most directly comparable U.S. GAAP measure, U.S. GAAP net earnings (loss), because it was unable to predict with reasonable certainty the ultimate outcome of certain significant items, including integration and acquisition-related expenses, restructuring expenses, asset impairments, litigation settlements and other contingencies, such as changes to contingent consideration and certain other gains or losses, as well as related income tax accounting, because certain of these items had not occurred, were out of the Company’s control and/or could be reasonably predicted without unreasonable effort. These items were uncertain, depended on various factors, and could have had a material impact on U.S. GAAP reported results for the guidance period.

About Viatris
Viatris Inc. (NASDAQ: VTRS) is a global healthcare company empowering people worldwide to live healthier at every stage of life. We provide access to medicines, advance sustainable operations, develop innovative solutions and leverage our collective expertise to connect more people to more products and services through our one-of-a-kind Global Healthcare Gateway®. Formed in November 2020, Viatris brings together scientific, manufacturing and distribution expertise with proven regulatory, medical, and commercial capabilities to deliver high-quality medicines to patients in more than 165 countries and territories. Viatris' portfolio comprises more than 1,400 approved molecules across a wide range of therapeutic areas, spanning both non-communicable and infectious diseases, including globally recognized brands, complex generic and branded medicines and a variety of over-the-counter consumer products. With approximately 37,000 colleagues globally, Viatris is headquartered in the U.S., with global centers in Pittsburgh, Shanghai and Hyderabad, India. Learn more at viatris.com and investor.viatris.com, and connect with us on Twitter at @ViatrisInc, LinkedIn and YouTube.

Forward-Looking Statements
This release contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about 2023 financial guidance; 2023 guidance midpoint reflects revenue growth over 2022, excluding full year impact of biosimilars; reaffirms 2024 phase 2 outlook from November 7 strategic update; board of directors approves 2023 dividend policy of forty-eight cents ($0.48) per share and declares first quarter dividend of twelve cents ($0.12) per share payable on March 17, 2023, to shareholders of record at the close of business on March 9, 2023; remains on track to execute planned divestitures; this is the eighth consecutive quarter of strong execution that has enabled us to continue to deliver on our Phase 1 commitments to build a solid foundation and set our company up for Phase 2; we are confident in our expectation that 2024 and beyond will be a period of renewed growth for the company; we met our commitments in 2022 to advance the pipeline, integrate and capture synergies, and stabilize the base business; we believe we will continue to effectively manage our established brand business to drive stability of our base business in 2023 and position the company for growth; we are also excited with the advancement of key development programs across complex injectables, novel products, complex generics, as well as our Phase III-ready eye care pipeline; we believe Viatris is in a very strong financial position to begin 2023; despite all of the moving pieces and ongoing activities, we expect to deliver a solid 2023 and we remain confident in our outlook for 2024 and beyond; we expect to significantly increase the return of capital to shareholders in 2023 while continuing to pay down debt; we believe the actions we are taking to reshape the company are serving to strengthen the foundation and position us for long-term growth; the Company remains committed to maintaining its investment grade credit rating; the goals or outlooks with respect to the Company's strategic initiatives, including but not limited to the Company's two-phased strategic vision and potential divestitures and acquisitions; the benefits and synergies of acquisitions, divestitures or our global restructuring program, future opportunities for the Company and its products and any other statements regarding the Company’s future operations, financial or operating results, capital allocation, dividend policy and payments, stock repurchases, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, commitments, confidence in future results, efforts to create, enhance or otherwise unlock the value of our unique global platform, and other expectations and targets for future periods.

Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility that the Company may be unable to realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives; the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with acquisitions, divestitures, or its global restructuring program, within the expected timeframe or at all; impairment charges or other losses related to the divestiture or sale of businesses or assets; the Company’s failure to achieve expected or targeted future financial and operating performance and results; the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by the COVID-19 pandemic; actions and decisions of healthcare and pharmaceutical regulators; changes in relevant laws and regulations, including but not limited to changes in tax, healthcare and pharmaceutical laws and regulations globally (including the impact of recent and potential tax reform in the U.S.); the ability to attract and retain key personnel; the Company’s liquidity, capital resources and ability to obtain financing; any regulatory, legal or other impediments to the Company’s ability to bring new products to market, including but not limited to “at-risk launches”; success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products; any changes in or difficulties with the Company’s manufacturing facilities, including with respect to inspections, remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company; any significant breach of data security or data privacy or disruptions to our information technology systems; risks associated with having significant operations globally; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following an acquisition or divestiture; the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products; changes in the economic and financial conditions of the Company or its partners; uncertainties regarding future demand, pricing and reimbursement for the Company’s products; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, inflation rates and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as amended, the Company's Annual Report on Form 10-K for the year ended December 31, 2022, which is expected to be filed with the SEC on February 27, 2023, and our other filings with the SEC. You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and Viatris strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this release or our other filings with the SEC. Viatris undertakes no obligation to update any statements herein for revisions or changes after the date of this release other than as required by law.

In particular, certain statements in this release relate to Viatris' Phase II strategy in 2024-2028 and its related goals, targets, forecasts, objectives and commitments (such statements, the "Phase II Outlooks"). Viatris believes that the assumptions used as a basis for these Phase II Outlooks are reasonable based on the information available to management at this time. However, this information is not fact, and you are cautioned not to place undue reliance on any such information. While certain of these statements might use language that imply a level of certainty about the likelihood that Viatris will attain these Phase II Outlooks, it is possible that Viatris will not attain them in the timeframe noted or at all. These Phase II Outlooks reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause these Phase II Outlooks not to be achieved, or that may change the underlying variables and assumptions on which these Phase II Outlooks were based and cause these Phase II Outlooks to differ materially, include, but are not limited to, risks and uncertainties relating to our planned acquisitions and divestitures, including whether such transactions are completed on the expected timelines or at all, failure to achieve the anticipated benefits of any acquisitions or divestitures, failure to receive the anticipated cash proceeds of any divestitures, inability to manage base business erosion, failure to bring new products to market on the expected timeframes or at all, failure to execute stock repurchases consistent with current expectations, stock price volatility, higher than anticipated SG&A, gross margins and R&D spend, industry performance, interest rate volatility, foreign exchange rates, tax rates, the regulatory environment and general business and economic conditions, as well as those set forth in the first paragraph of "Forward Looking Statements". In addition, although certain of the outlooks are presented with numerical specificity, they are still forward-looking statements that involve inherent risks and uncertainties. Further, these Phase II Outlooks cover multiple years and such information by its nature becomes less reliable with each successive year. Accordingly, there can be no assurance that any aspect of these Phase II Outlooks will be realized or that actual results will not differ materially. Therefore, you should construe these statements regarding these Phase II Outlooks only as goals, targets and objectives rather than promises of future performance or absolute statements.

Contacts
MEDIA                            INVESTORS
+1.724.514.1968                    Bill Szablewski
Communications@viatris.com                 +1.412.707.2866
InvestorRelations@viatris.com
Jennifer Mauer                        William.Szablewski@viatris.com
Jennifer.Mauer@viatris.com

Matt Klein
Matthew.Klein@viatris.com

Viatris Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except per share amounts)	2022	2021	2022	2021
Revenues:
Net sales	$3,867.1	$4,331.3	$16,218.1	$17,813.6
Other revenues	8.9	10.3	44.6	72.7
Total revenues	3,876.0	4,341.6	16,262.7	17,886.3
Cost of sales	2,601.9	2,795.2	9,765.7	12,310.8
Gross profit	1,274.1	1,546.4	6,497.0	5,575.5
Operating expenses:
Research and development	182.4	195.1	662.2	681.0
Acquired IPR&D (1)	36.4	72.1	36.4	70.1
Selling, general and administrative	1,265.4	1,082.9	4,179.1	4,529.2
Litigation settlements and other contingencies, net	(8.8)	273.9	4.4	329.2
Total operating expenses	1,475.4	1,624.0	4,882.1	5,609.5
(Loss) earnings from operations	(201.3)	(77.6)	1,614.9	(34.0)
Interest expense	147.1	148.2	592.4	636.2
Other (income), net	(1,817.3)	(21.9)	(1,790.7)	(5.8)
Earnings (loss) before income taxes	1,468.9	(203.9)	2,813.2	(664.4)
Income tax provision	457.7	59.9	734.6	604.7
Net earnings (loss)	1,011.2	(263.8)	2,078.6	(1,269.1)
Earnings (loss) per share attributable to Viatris Inc. shareholders
Basic	$0.83	$(0.22)	$1.71	$(1.05)
Diluted	$0.83	$(0.22)	$1.71	$(1.05)
Weighted average shares outstanding:
Basic	1,213.1	1,209.4	1,212.1	1,208.8
Diluted	1,221.4	1,209.4	1,217.4	1,208.8
___________
(1)Refer to "Prior period presentation for acquired IPR&D impact" under "Certain Key Terms and Presentation Matters" section in this release for more information on reclassifications from R&D to acquired IPR&D.

Viatris Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	December 31, 2022	December 31, 2021
ASSETS
Assets
Current assets
Cash and cash equivalents	$1,259.9	$701.2
Accounts receivable, net	3,814.5	4,266.4
Inventories	3,519.5	3,977.7
Prepaid expenses and other current assets	1,811.2	1,957.6
Assets held for sale	230.3	—
Total current assets	10,635.4	10,902.9
Intangible assets, net	22,607.1	26,134.2
Goodwill	10,425.8	12,113.7
Other non-current assets	6,353.9	5,692.0
Total assets	$50,022.2	$54,842.8
LIABILITIES AND EQUITY
Liabilities
Current portion of long-term debt and other long-term obligations	$1,259.1	$1,877.5
Current liabilities	5,487.1	8,006.9
Long-term debt	18,015.2	19,717.1
Other non-current liabilities	4,188.5	4,748.6
Total liabilities	28,949.9	34,350.1
Shareholders' equity	21,072.3	20,492.7
Total liabilities and equity	$50,022.2	$54,842.8

Viatris Inc. and Subsidiaries
Key Product Net Sales, on a Consolidated Basis
(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2022	2021	2022	2021
Select Key Global Products
Lipitor ®	$369.1	$390.3	$1,635.2	$1,663.2
Norvasc ®	175.0	188.8	775.1	824.7
Lyrica ®	139.9	172.6	623.8	728.5
Viagra ®	97.0	121.4	458.9	533.8
Celebrex ®	84.7	87.1	338.1	344.4
Creon ®	77.5	78.1	304.0	309.8
EpiPen® Auto-Injectors	68.3	54.4	378.0	391.7
Effexor ®	64.2	77.2	279.6	316.8
Zoloft ®	57.5	75.5	246.2	284.3
Xalabrands	48.4	54.0	195.1	226.0

Select Key Segment Products
Yupelri ®	$56.0	$43.8	$202.1	$161.9
Influvac ®	47.2	134.0	225.5	299.3
Amitiza ®	42.6	54.0	167.9	201.5
Dymista ®	41.8	38.1	179.8	168.0
Xanax ®	41.0	44.4	156.5	185.9
____________
(a)The Company does not disclose net sales for any products considered competitively sensitive.
(b)Products disclosed may change in future periods, including as a result of seasonality, competition or new product launches.
(c)Amounts for the three months and year ended December 31, 2022, include the unfavorable impact of foreign currency translations compared to the prior year period.

Viatris Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Reconciliation of U.S. GAAP Net Earnings (Loss) to Adjusted Net Earnings
Below is a reconciliation of U.S. GAAP net loss to adjusted net earnings for the three months and year ended December 31, 2022, compared to the prior year periods:

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2022	2021	2022	2021
U.S. GAAP net earnings (loss)	$1,011.2	$(263.8)	$2,078.6	$(1,269.1)
Purchase accounting related amortization (primarily included in cost of sales) (a)	790.8	695.0	2,721.3	4,039.7
Impairment of goodwill related to assets held for sale (a)	117.0	—	117.0	—
Litigation settlements and other contingencies, net	(8.8)	273.9	4.4	329.2
Interest expense (primarily amortization of premiums and discounts on long term debt)	(11.9)	(13.5)	(48.7)	(53.8)
Clean energy investments pre-tax loss	—	9.7	—	61.9
Acquisition and divestiture related costs (primarily included in SG&A) (b)	169.4	84.9	475.7	234.6
Biocon Biologics gain on divestiture (included in other (income) expense, net)	(1,754.1)	—	(1,754.1)	—
Restructuring related costs (c)	44.9	157.8	86.9	899.4
Share-based compensation expense	29.7	22.5	116.5	111.2
Other special items included in:
Cost of sales (d)	104.8	75.9	255.2	333.0
Research and development expense (e)	0.1	(1.0)	1.0	13.1
Selling, general and administrative expense (f)	24.5	10.1	68.8	49.5
Other expense (income), net	4.4	(5.7)	(3.8)	(8.0)
Tax effect of the above items and other income tax related items (g)	301.0	(133.6)	(41.7)	(330.7)
Adjusted net earnings	$823.0	$912.2	$4,077.1	$4,410.0
____________
Significant items for the three months and year ended December 31, 2022, include the following:
(a)    For the three months and year ended December 31, 2022, charges include an intangible asset charge of approximately $172.9 million to write down the disposal group to fair value, less cost to sell, and a related goodwill impairment charge of $117.0 million for the potential divestiture of the Upjohn Distributor Markets.
(b)    Acquisition and divestiture related costs consist primarily of transaction costs including legal and consulting fees and integration activities.
(c)    For the three months ended December 31, 2022, charges include approximately $28.4 million in cost of sales, approximately $1.4 million in R&D, and approximately $15.1 million in SG&A. For the year ended December 31, 2022, charges include approximately $56.8 million in cost of sales, approximately $1.4 million in R&D, and approximately $28.7 million in SG&A.
(d)    For the three months and year ended December 31, 2022, charges include incremental manufacturing variances at plants in the 2020 restructuring program of approximately $28.3 million and $118.4 million, respectively. Charges also include inventory reserves related to the potential divestiture of the Upjohn Distributor Markets of approximately $44.8 million for the three months and year ended December 31, 2022.
(e)    Refer to "Prior period presentation for acquired IPR&D impact" under "Certain Key Terms and Presentation Matters" section in this release for more information on updates to the non-GAAP financial measures.
(f)    For the three months and year ended December 31, 2022, charges include costs related to the potential divestiture of the Upjohn Distributor Markets of $16.2 million and $39.5 million, respectively.
(g)    Adjusted for changes for uncertain tax positions and for certain impacts of the Combination.

Reconciliation of U.S. GAAP Net Earnings (Loss) to EBITDA and Adjusted EBITDA

Below is a reconciliation of U.S. GAAP net earnings (loss) to EBITDA and adjusted EBITDA for the three months and year ended December 31, 2022, compared to the prior year period:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2022	2021	2022	2021
U.S. GAAP net earnings (loss)	$1,011.2	$(263.8)	$2,078.6	$(1,269.1)
Add adjustments:
Net contribution attributable to equity method investments	—	9.7	—	61.9
Income tax provision	457.7	59.9	734.6	604.7
Interest expense (a)	147.1	148.2	592.4	636.2
Depreciation and amortization (b)	869.8	749.8	3,027.6	4,506.5
EBITDA	$2,485.8	$703.8	$6,433.2	$4,540.2
Add / (deduct) adjustments:
Share-based compensation expense	29.6	22.5	116.4	111.2
Litigation settlements and other contingencies, net	(8.8)	273.9	4.4	329.2
Biocon Biologics gain on divestiture	(1,754.1)	—	(1,754.1)	—
Impairment of goodwill related to assets held for sale	117.0	—	117.0	—
Restructuring, acquisition and divestiture related and other special items (c)	341.1	343.5	859.9	1,375.4
Adjusted EBITDA	$1,210.6	$1,343.7	$5,776.8	$6,356.0
____________
(a)Includes amortization of premiums and discounts on long-term debt.
(b)Includes purchase accounting related amortization.
(c)See items detailed in the Reconciliation of U.S. GAAP Net Earnings (Loss) to Adjusted Net Earnings. Refer to "Prior period presentation for acquired IPR&D impact" under "Certain Key Terms and Presentation Matters" section in this release for more information on updates to the non-GAAP financial measures.

Summary of Total Revenues by Segment

	Three Months Ended
	December 31,
(In millions, except %s)	2022	2021	% Change	2022 Currency Impact (1)	2022 Constant Currency Revenues	Constant Currency % Change (2)
Net sales
Developed Markets	$2,382.2	$2,560.8	(7)%	$169.9	$2,552.1	—%
Greater China	505.8	503.8	—%	49.2	555.0	10%
JANZ	398.5	539.2	(26)%	66.3	464.8	(14)%
Emerging Markets	580.6	727.5	(20)%	78.2	658.8	(9)%
Total net sales	3,867.1	4,331.3	(11)%	363.6	4,230.7	(2)%

Other revenues (3)	8.9	10.3	(14)%	0.7	9.6	(7)%
Consolidated total revenues (4)	$3,876.0	$4,341.6	(11)%	$364.3	$4,240.3	(2)%

	Year Ended
	December 31,
(In millions, except %s)	2022	2021	% Change	2022 Currency Impact (1)	2022 Constant Currency Revenues	Constant Currency % Change (2)
Net sales
Developed Markets	$9,768.9	$10,428.7	(6)%	$666.6	$10,435.5	—%
Greater China	2,201.2	2,212.8	(1)%	73.8	2,275.1	3%
JANZ	1,632.4	2,027.4	(19)%	230.8	1,863.2	(8)%
Emerging Markets	2,615.6	3,144.7	(17)%	264.7	2,880.2	(8)%
Total net sales	16,218.1	17,813.6	(9)%	1,235.9	17,454.0	(2)%

Other revenues (3)	44.6	72.7	(39)%	2.9	47.5	(35)%
Consolidated total revenues (4)	$16,262.7	$17,886.3	(9)%	$1,238.8	$17,501.5	(2)%
____________
(1)    Currency impact is shown as unfavorable (favorable).
(2)    The constant currency percentage change is derived by translating net sales or revenues for the current period at prior year comparative period exchange rates, and in doing so shows the percentage change from 2022 constant currency net sales or revenues to the corresponding amount in the prior year.
(3)For the three months ended December 31, 2022, other revenues in Developed Markets, JANZ, and Emerging Markets were approximately $5.9 million, $0.2 million, and $2.8 million, respectively. For the year ended December 31, 2022, other revenues in Developed Markets, JANZ, and Emerging Markets were approximately $21.8 million, $1.4 million, and $21.4 million, respectively.
(4)Amounts exclude intersegment revenue that eliminates on a consolidated basis.

Reconciliation of Statements of Operations Line Items
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except %s)	2022	2021	2022	2021
U.S. GAAP cost of sales	$2,601.9	$2,795.2	$9,765.7	$12,310.8
Deduct:
Purchase accounting amortization and other related items	(790.8)	(695.0)	(2,721.2)	(4,039.7)
Acquisition and divestiture related costs	(8.9)	(5.9)	(50.0)	(13.9)
Restructuring and related costs	(28.4)	(135.2)	(56.8)	(534.7)
Share-based compensation expense	(0.3)	(0.3)	(1.5)	(2.3)
Other special items	(104.8)	(75.9)	(255.2)	(333.0)
Adjusted cost of sales	$1,668.7	$1,882.9	$6,681.0	$7,387.2

Adjusted gross profit (a)	$2,207.3	$2,458.7	$9,581.7	$10,499.1

Adjusted gross margin (a)	57%	57%	59%	59%

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except %s)	2022	2021	2022	2021
U.S. GAAP R&D (b)	$182.4	$195.1	$662.2	$681.0
Deduct:
Acquisition and divestiture related costs	(5.6)	(11.5)	(11.9)	(12.6)
Restructuring and related costs	(1.4)	(1.4)	(1.4)	(13.3)
Share-based compensation expense	(1.5)	(1.0)	(5.6)	(4.4)
SG&A and R&D TSA reimbursement (e)	(4.3)	—	(4.3)	—
Other special items (b)	(0.1)	1.0	(1.0)	(13.1)
Adjusted R&D	$169.5	$182.2	$638.0	$637.6

Adjusted R&D as % of total revenues	4%	4%	4%	4%

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except %s)	2022	2021	2022	2021
U.S. GAAP SG&A	$1,265.4	$1,082.9	$4,179.1	$4,529.2
Deduct:
Acquisition and divestiture related costs	(154.5)	(67.5)	(413.4)	(208.1)
Restructuring and related costs	(15.1)	(21.4)	(28.7)	(351.5)
Purchase accounting amortization and other related items	—	—	(0.1)	—
Share-based compensation expense	(27.9)	(21.2)	(109.4)	(104.4)
Impairment of goodwill related to held for sale assets	(117.0)	—	(117.0)	—
SG&A and R&D TSA reimbursement (e)	(9.7)	—	(9.7)	—
Other special items and reclassifications	(24.5)	(10.1)	(68.8)	(49.5)
Adjusted SG&A	$916.7	$962.7	$3,432.0	$3,815.7

Adjusted SG&A as % of total revenues	24%	22%	21%	21%

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2022	2021	2022	2021
U.S. GAAP total operating expenses	$1,475.4	$1,624.0	$4,882.1	$5,609.5
Add / (Deduct):
Litigation settlements and other contingencies, net	8.8	(273.9)	(4.4)	(329.2)
R&D adjustments (b)	(12.9)	(12.9)	(24.2)	(43.4)
SG&A adjustments	(348.7)	(120.2)	(747.1)	(713.5)
Adjusted total operating expenses (b)	$1,122.6	$1,217.0	$4,106.4	$4,523.4

Adjusted earnings from operations (b) (c)	$1,084.7	$1,241.7	$5,475.3	$5,975.7

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2022	2021	2022	2021
U.S. GAAP interest expense	$147.1	$148.2	$592.4	$636.2
Add / (Deduct):
Interest expense related to clean energy investments	—	(0.1)	—	(0.5)
Accretion of contingent consideration liability	(1.7)	(2.2)	(7.3)	(9.5)
Amortization of premiums and discounts on long-term debt	14.7	16.9	60.4	68.5
Other special items	(1.1)	(1.1)	(4.4)	(4.7)
Adjusted interest expense	$159.0	$161.7	$641.1	$690.0

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2022	2021	2022	2021
U.S. GAAP other income, net	$(1,817.3)	$(21.9)	$(1,790.7)	$(5.8)
Add / (Deduct):
Biocon Biologics gain on divestiture	1,754.1	—	1,754.1	—
Clean energy investments pre-tax loss (d)	—	(9.7)	—	(61.9)
Acquisition and divestiture related costs	(0.4)	—	(0.4)	—
SG&A and R&D TSA reimbursement (e)	14.0	—	14.0	—
Other items	(4.4)	5.7	3.8	8.0
Adjusted other income, net	$(54.0)	$(25.9)	$(19.2)	$(59.7)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except %s)	2022	2021	2022	2021
U.S. GAAP earnings (loss) before income taxes	$1,468.9	$(203.9)	$2,813.2	$(664.4)
Total pre-tax non-GAAP adjustments (b)	(489.1)	1,309.7	2,040.2	6,009.8
Adjusted earnings before income taxes (b)	$979.8	$1,105.8	$4,853.4	$5,345.4

U.S. GAAP income tax provision	$457.7	$59.9	$734.6	$604.7
Adjusted tax (benefit) expense (b)	(301.0)	133.6	41.7	330.7
Adjusted income tax provision (b)	$156.7	$193.5	$776.3	$935.4

Adjusted effective tax rate	16.0%	17.5%	16.0%	17.5%

___________
(a)U.S. GAAP gross profit is calculated as total revenues less U.S. GAAP cost of sales. U.S. GAAP gross margin is calculated as U.S. GAAP gross profit divided by total revenues. Adjusted gross profit is calculated as total revenues less adjusted cost of sales. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
(b)Refer to "Prior period presentation for acquired IPR&D impact" under "Certain Key Terms and Presentation Matters" section in this release for more information on reclassifications from R&D to acquired IPR&D expenses and updates to the non-GAAP financial measures.
(c)U.S. GAAP earnings from operations is calculated as U.S. GAAP gross profit less U.S. GAAP total operating expenses. Adjusted earnings from operations is calculated as adjusted gross profit less adjusted total operating expenses.
(d)Adjustment represents exclusion of activity related to Viatris' clean energy investments, the activities of which qualify for income tax credits under section 45 of the U.S. Internal Revenue Code of 1986, as amended.
(e)Refer to "Certain Key Terms and Presentation Matters" section in this release for more information on reclassifications related to TSA reimbursements.

Reconciliation of Estimated 2023 GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(Unaudited)
A reconciliation of the estimated 2023 GAAP Net Cash provided by Operating Activities to Free Cash Flow is presented below:

(In millions)
Estimated GAAP Net Cash provided by Operating Activities(1)	$2,800 - $3,100

Less: Capital Expenditures	$(400) - ($500)

Free Cash Flow(1)	$2,300 - $2,700
___________
(a)Includes the full year expected performance for the planned divestitures and excludes any potential related costs, such as taxes and transaction costs. Also excludes any acquired IPR&D for unsigned deals.